Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement on Form F-1 on Form F-3 of BioLineRx Ltd. of our report dated February 22, 2021 relating to the financial statements, which appears in BioLineRx Ltd.'s Annual Report on Form 20-F for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Kesselman & Kesselman
Tel-Aviv, Israel	Kesselman & Kesselman
February 23, 2021	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited